                                                                       Exhibit 2

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                         )
                                               )        Chapter 11
AMERICAN CLASSIC VOYAGES CO., et al.,          )        Case No. 01-10954 (JCA)
                                               )        Jointly Administered
                  Debtors.                     )

----------------------------------------------


        JOINT PLAN OF LIQUIDATION OF AMERICAN CLASSIC VOYAGES CO., ET AL.
        -----------------------------------------------------------------


Francis A. Monaco (No. 2078)
Joseph J. Bodnar (No. 2512)
WALSH, MONZACK AND MONACO, P.A.
1201 Orange Street, Suite 400
Wilmington, DE 19801
(302) 656-8162

   -and-

David S. Heller
Josef S. Athanas
LATHAM & WATKINS
Suite 5800 Sears Tower
233 South Wacker Drive
Chicago, Illinois  60606
(312) 876-7700

Attorneys for the Debtors and
Debtors-in-Possession





                                                            Dated: July 30, 2002

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS.................................................4
     A.  Scope of Definitions....................................................................................4
     B.  Definitions.............................................................................................4
         1.1    Administrative Claim.............................................................................4
         1.2    Administrative Claims Bar Date...................................................................4
         1.3    Allowed [   ] Claim or Allowed [   ] Interest....................................................4
         1.4    Allowed Claim or Allowed Interest................................................................5
         1.5    AMCV.............................................................................................5
         1.6    Assets...........................................................................................5
         1.7    Asset Sale.......................................................................................5
         1.8    Assumed MARAD Notes..............................................................................6
         1.9    Available Cash...................................................................................6
         1.10   Bankruptcy Code..................................................................................6
         1.11   Bankruptcy Court.................................................................................6
         1.12   Bankruptcy Rules.................................................................................6
         1.13   Bar Date.........................................................................................6
         1.14   Business Day.....................................................................................7
         1.15   Cash.............................................................................................7
         1.16   Chapter 11 Cases.................................................................................7
         1.17   Claim............................................................................................7
         1.18   Class............................................................................................7
         1.19   Confirmation.....................................................................................7
         1.20   Confirmation Date................................................................................7
         1.21   Confirmation Hearing.............................................................................7
         1.22   Confirmation Order...............................................................................7
         1.23   Convenience Claims...............................................................................7
         1.24   Converting Debtor(s).............................................................................8
         1.25   Creditor(s)......................................................................................8
         1.26   Creditors' Committee.............................................................................8
         1.27   Customer Deposit Claims..........................................................................8
         1.28   Debtor(s)........................................................................................8
         1.29   Debtor Releasees.................................................................................8
         1.30   Deficiency Claims................................................................................9
         1.31   Disclosure Statement.............................................................................9
         1.32   Disclosure Statement Hearing.....................................................................9
         1.33   Disputed Claim or Disputed Interest..............................................................9
         1.34   Disputed Claims Reserve.........................................................................10
         1.35   Distribution Record Date........................................................................10
         1.36   DNPS............................................................................................10
         1.37   Effective Date..................................................................................10
         1.38   Effective Date Distribution.....................................................................10
         1.39   Entity..........................................................................................10
         1.40   Estates.........................................................................................10
         1.41   Face Amount.....................................................................................10


         1.42   Fee Order.......................................................................................11
         1.43   File or Filed...................................................................................11
         1.44   Final Distribution..............................................................................11
         1.45   Final Distribution Date.........................................................................11
         1.46   Final Order.....................................................................................11
         1.47   General Secured Claims..........................................................................11
         1.48   General Unsecured Claims........................................................................12
         1.49   Impaired........................................................................................12
         1.50   Indemnification Claims..........................................................................12
         1.51   Indemnification Reserve.........................................................................12
         1.52   Intercompany Claims.............................................................................12
         1.53   Interest........................................................................................12
         1.54   Lien............................................................................................13
         1.55   Liquidating Debtor(s)...........................................................................13
         1.56   MARAD...........................................................................................13
         1.57   MARAD AQ Deficiency Claim.......................................................................13
         1.58   MARAD Notes.....................................................................................13
         1.59   MARAD Stipulation...............................................................................13
         1.60   New MARAD Note..................................................................................14
         1.61   Operating Reserve...............................................................................14
         1.62   Other AQ Secured Claims.........................................................................14
         1.63   Other Deficiency Claims.........................................................................14
         1.64   Other Priority Claim............................................................................14
         1.65   Person..........................................................................................15
         1.66   Petition Date...................................................................................15
         1.67   Plan............................................................................................15
         1.68   Possessory Lienholder Claims....................................................................15
         1.69   Priority Tax Claim..............................................................................15
         1.70   Professional Claim..............................................................................15
         1.71   Pro Rata........................................................................................15
         1.72   Plan Administrator..............................................................................16
         1.73   Reconstituted Committee.........................................................................16
         1.74   Scheduled.......................................................................................16
         1.75   Schedules.......................................................................................16
         1.76   Secured Claim...................................................................................16
         1.77   Security........................................................................................16
         1.78   Subsequent Distribution Date....................................................................16
         1.79   Supplemental Distribution.......................................................................17
         1.80   TDQS............................................................................................17
         1.81   Taxes...........................................................................................17
         1.82   Unsecured Claim.................................................................................17
     C.  Rules of Interpretation................................................................................17
     D.  Computation of Time....................................................................................19

ARTICLE 2 TREATMENT OF UNCLASSIFIED, UNIMPAIRED CLAIMS..........................................................19
         2.1   Administrative Claims............................................................................19
         2.2   Statutory Fees...................................................................................19



         2.3   Professional Claims..............................................................................19
         2.4   Priority Tax Claims..............................................................................20
         2.5   Deadline for Filing Administrative Claims........................................................20

ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.......................................22
     A.  General................................................................................................22
     B.  Classification.........................................................................................22
         3.1   Class 1:  Other Priority Claims..................................................................22
         3.2   Class 2:  MARAD AQ Secured Claims................................................................23
         3.3   Class 3:  Other AQ Secured Claims................................................................23
         3.4   Class 4:  General Secured Claims.................................................................23
         3.5   Class 5:  Convenience Claims.....................................................................23
         3.6   Class 6:  General Unsecured Claims...............................................................23
         3.7   Class 7:  Intercompany Claims....................................................................23
         3.8   Class 8:  Interests..............................................................................23

ARTICLE 4 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN...............23
         4.1   Unimpaired Classes of Claims and Interests.......................................................23
         4.2   Impaired Classes of Claims and Interests.........................................................24

ARTICLE 5 PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS..................................................24
         5.1   Class 1 (Other Priority Claims)..................................................................24
         5.2   Class 2:  (MARAD AQ Secured Claims)..............................................................24
         5.3   Class 3 (Other AQ Secured Claims)................................................................24
         5.4   Class 4 (General Secured Claims).................................................................25
         5.5   Class 5 (Convenience Claims).....................................................................25
         5.6   Class 6 (General Unsecured Claims)...............................................................26
         5.7   Class 7 (Intercompany Claims)....................................................................26
         5.8   Class 8 (Interests)..............................................................................27

ARTICLE 6 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................27
         6.1   Assumption; Assignment...........................................................................27
         6.2   Cure Payments; Assurance of Performance..........................................................27
         6.3   Objections to Assumption of Executory Contracts and Unexpired Leases.............................28
         6.4   Rejection........................................................................................29
         6.5   Approval of Rejection; Rejection Damages Claims Bar Date.........................................29

ARTICLE 7 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN....................................................30
         7.1   Engagement of Plan Administrator.................................................................30
         7.2   Continuing Existence.............................................................................31
         7.3   Post-Effective Date Oversight of the Liquidating Debtors.........................................32
         7.4   Plan Administrator Compensation..................................................................32
         7.5   Plan Administrator and Reconstituted Committee Fiduciaries.......................................32
         7.6   Cancellation of Instruments, Securities and Other Documentation..................................33
         7.7   No Revesting of Assets...........................................................................33

         7.8    Post-Confirmation Operations.....................................................................34
         7.9    Post-Confirmation Professional Fees and Expenses.................................................34
         7.10   Post-Effective Date Reporting....................................................................34
         7.11   Post-Effective Date Indemnification Claims and the Indemnification Reserve.......................35
         7.12   Post-Confirmation Funding of Operations and Funding of Plan......................................36
         7.13   Post-Confirmation Accounts.......................................................................36
         7.14   Dissolution of the Liquidating Debtors...........................................................36
         7.15   Closing of the Chapter 11 Cases..................................................................37

ARTICLE 8 CONVERSION OF CHAPTER 11 CASES OF CONVERTING DEBTORS...................................................37

ARTICLE 9 POSTCONFIRMATION LITIGATION............................................................................38
         9.1    Retention and Enforcement of Causes in Action....................................................38
         9.2    Objections to Claims.............................................................................38

ARTICLE 10 DISTRIBUTIONS.........................................................................................39
         10.1   No Duplicate Distributions.......................................................................39
         10.2   Distributions by the Liquidating Debtors.........................................................39
         10.3   Delivery of Distributions in General.............................................................39
         10.4   Cash Payments....................................................................................39
         10.5   Interest on Claims...............................................................................40
         10.6   No De Minimus Distributions......................................................................40
         10.7   Face Amount......................................................................................40
         10.8   Unclaimed Distributions..........................................................................40
         10.9   Effective Date Distributions.....................................................................40
         10.10  Supplemental Distributions.......................................................................41
         10.11  Final Distributions..............................................................................41
         10.12  Disputed Claims Reserve..........................................................................41
         10.13  Claims Resolution Authority......................................................................42
         10.14  Compliance with Tax Requirements.................................................................42

ARTICLE 11 RELEASE OF LIENS......................................................................................43

ARTICLE 12 CONDITIONS TO THE EFFECTIVE DATE......................................................................43
         12.1   Conditions to Effective Date.....................................................................43
         12.2   Termination of Plan for Failure To Become Effective..............................................44
         12.3   Waiver of Conditions.............................................................................44
         12.4   Notice of Effective Date.........................................................................44

ARTICLE 13 EFFECT OF CONFIRMATION................................................................................45
         13.1   Jurisdiction of Court............................................................................45
         13.2   Binding Effect...................................................................................45
         13.3   Stay.............................................................................................45
         13.4   Exculpation......................................................................................45
         13.5   Injunction.......................................................................................46
         13.6   Releases by Liquidating Debtors..................................................................47
         13.7   Limitation of Liability..........................................................................47


ARTICLE 14 RETENTION OF JURISDICTION............................................................................47

ARTICLE 15 ACCEPTANCE OR REJECTION OF THE PLAN..................................................................50
         15.1   Persons Entitled to Vote........................................................................50
         15.2   Acceptance by Impaired Classes..................................................................51
         15.3   Request for Non-Consensual Confirmation.........................................................51

ARTICLE 16 MISCELLANEOUS PROVISIONS.............................................................................51
         16.1   Substantive Consolidation of Unsecured Claims against Liquidating Debtors.......................51
         16.2   Recharacterization of AMCV Claims...............................................................52
         16.3   Modification of the Plan........................................................................52
         16.4   Revocation of the Plan..........................................................................52
         16.5   Governing Law...................................................................................53
         16.6   No Admissions...................................................................................53
         16.7   Severability of Plan Provisions.................................................................53
         16.8   Successors and Assigns..........................................................................54
         16.9   Exemption from Certain Transfer Taxes...........................................................54
         16.10   Preservation of Rights of Setoffs..............................................................54
         16.11   Saturday, Sunday or Legal Holiday..............................................................55



                                    EXHIBITS



1.       List of Debtors

2.       List of Converting Debtors

3.       List of Liquidating Debtors

                                  INTRODUCTION

         American Classic Voyages Co., a Delaware corporation ("AMCV"), and those other subsidiaries and affiliates listed on Exhibit 1 hereto (together with AMCV, the "Debtors"), propose this Joint Plan of Liquidation of American Classic Voyages Co., ET AL. (the "Plan"). This Plan seeks to convert the Chapter 11 Cases of AMCV and the other Debtors listed on Exhibit 2 hereto (collectively, the "Converting Debtors") to chapter 7 liquidations because the Converting Debtors have little or no assets. Accordingly, with respect to the Converting Debtors, this Plan shall constitute a motion to convert their Chapter 11 Cases to chapter 7 liquidations. In addition, this Plan seeks to resolve and satisfy all Claims against and Interests in TDQS Co. f/k/a the Delta Queen Steamboat Co. ("TDQS") and the other Debtors listed on Exhibit 3 hereto (the "Liquidating Debtors"). The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this introduction have the meanings ascribed to them in Article 1 of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, resolution of material disputes, significant asset sales, and a summary and analysis of the Plan and certain related matters.

         This is a liquidating Plan pursuant to which all of the Liquidating Debtors' assets are to be distributed to creditors in accordance with priorities established by the Bankruptcy Code.

         The Plan is premised on the substantive consolidation of the Liquidating Debtors only with respect to the treatment of Claims other than Secured Claims, as provided below. The Plan does not contemplate substantive consolidation of the Liquidating Debtors with respect to the Classes of Secured Claims against or Interests in the Liquidating

Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Liquidating Debtor. If the Plan is not accepted as to all of the Liquidating Debtors, in the Debtors' sole discretion, the Plan may be (a) revoked as to all of the Debtors, or (b) revoked as to the Liquidating Debtor not satisfying the cramdown requirements (such Liquidating Debtor's Chapter 11 Case being converted to a chapter 7 liquidation, continued or dismissed in the Debtors' sole discretion) and confirmed as to the remaining Liquidating Debtors. A list of each Liquidating Debtor who is seeking to confirm a Plan contained herein and its corresponding bankruptcy case number is attached hereto as
Exhibit 3.

         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge all holders of Claims and Interests entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Fed. R. Bankr. P. 3019 and Article 15 of this Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE 1
             DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTIONS

A. SCOPE OF DEFINITIONS. For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. DEFINITIONS. In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

         1.1 ADMINISTRATIVE CLAIM: A Claim against any or all of the Debtors constituting an actual, necessary cost or expense of preserving the Debtors' Estates that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, compensation and reimbursement of expenses for legal and other professional services rendered to or on behalf of the Debtors' Estates awarded under section 330(a) or 331 of the Bankruptcy Code, other post-Petition Date expenses incurred as arising in the ordinary course of business which have accrued, and remain unpaid, as of the Effective Date, in accordance with generally accepted accounting principles, consistently applied.

         1.2 ADMINISTRATIVE CLAIMS BAR DATE: The first Business Day that is at least sixty (60) days following the Effective Date.

         1.3 ALLOWED [ ] CLAIM OR ALLOWED [ ] INTEREST: An Allowed Claim or Allowed Interest in the particular category or Class identified.

         1.4 ALLOWED CLAIM OR ALLOWED INTEREST: A Claim against or Interest in the Liquidating Debtors or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of Claim or Interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled (other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed) or (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been or may be filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

         1.5 AMCV: American Classic Voyages Co., a Delaware corporation, including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.6 ASSETS: All legal or equitable interests of the Liquidating Debtors in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, causes of action and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.

         1.7 ASSET SALE: The sale of substantially all of the Assets of the Liquidating Debtors to DNPS, free and clear of liens, claims and encumbrances and the other transactions consummated pursuant to the Asset Purchase Agreement, dated as of May 13, 2002, by and among DNPS and the Liquidating Debtors, as such Asset Purchase Agreement may have been modified from time to time.

         1.8 ASSUMED MARAD NOTES: The Title XI Bonds in the current principal amount of $36,198,000 maturing on June 2, 2020, with interest accruing at 7.68% per annum and the Title XI Notes in the amount of $8,325,000 maturing on August 24, 2005, with interest accruing at LIBOR plus 0.24%, each in favor of MARAD and each assumed by DNPS and secured by the Assets of Great AQ Steamboat, L.L.C. sold to DNPS pursuant to the Asset Sale.

         1.9 AVAILABLE CASH: All Cash of the Liquidating Debtors' Estates to be distributed to holders of Allowed Claims less (i) the amount of Cash deposited into the Operating Reserve, the Indemnification Reserve, and the Disputed Claims Reserve, and (ii) the amount of Cash required to be held in escrow or separate from the Liquidating Debtors' Cash by order of the Bankruptcy Court or pursuant to the DNPS sale documents.

         1.10 BANKRUPTCY CODE: Title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases.


         1.11 BANKRUPTCY COURT: The United States Bankruptcy Court for the District of Delaware, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for the District of Delaware.

         1.12 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court for the District of Delaware and the guidelines and requirements of the Office of the United States Trustee, as applicable from time to time in the Chapter 11 Cases.

         1.13 BAR DATE: The deadline for filing and serving upon the Debtors all proofs of claim established by the Bankruptcy Court was April 30, 2002, except for Customer Deposit

Claims, for which the Bar Date is the first Business Day that is at least thirty
(30) days following the Effective Date.

         1.14 BUSINESS DAY: Any day other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

         1.15 CASH: Legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.

         1.16 CHAPTER 11 CASES: The Chapter 11 Cases of the Debtors pending before the Bankruptcy Court as set forth in Exhibit 1 hereto and as being jointly administered with one another under the above-captioned Case No. 01-10954 (JCA) and as to any Debtor individually, a Chapter 11 Case.

         1.17 CLAIM: A right of a Creditor against the Liquidating Debtors, or any one of them, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).

         1.18 CLASS: A group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.

         1.19 CONFIRMATION: Entry of the Confirmation Order by the Bankruptcy Court.

         1.20 CONFIRMATION DATE: The date on which the Bankruptcy Court enters the Confirmation Order on its docket.

         1.21 CONFIRMATION HEARING: The duly-noticed hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

         1.22 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in a form acceptable to the Debtors.

         1.23 CONVENIENCE CLAIMS: All Unsecured Claims of $1,000 or less, and Unsecured Claims that the holder of which elects to reduce to $1,000 on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot, which Claims would otherwise be classified in Class 6, absent the existence of Class 5.

         1.24 CONVERTING DEBTOR(S): Individually AMCV and each of its subsidiaries and affiliates listed on Exhibit 2 hereto, and collectively AMCV and all of its subsidiaries and affiliates listed on Exhibit 2 hereto, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.25 CREDITOR(S): Individually any Entity who holds a Claim against any or all of the Liquidating Debtors, and collectively all entities who hold Claims against any of the Liquidating Debtors.

         1.26 CREDITORS' COMMITTEE: The Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102(a)(1).

         1.27 CUSTOMER DEPOSIT CLAIMS: Claims by consumer customers for security deposits provided to the Debtors prior to the Petition Date that (a) were not returned or reimbursed by the Debtors, a credit card provider, a travel agent or any other Entity and (b) were for a cruise never provided by the Debtors.

         1.28 DEBTOR(S): Individually AMCV and each of its subsidiaries and affiliates listed on Exhibit 1 hereto, and collectively AMCV and all of its subsidiaries and affiliates listed on Exhibit 1 hereto, including and in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.29 DEBTOR RELEASEES: The Debtor Releasees shall include (i) the officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Liquidating Debtors in each case as of the Petition Date or that have become officers and/or directors thereafter, (ii) the Creditors' Committee solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases, and (iii) the Plan Administrator, and their respective agents, attorneys and other professionals acting in conjunction with Chapter 11 Cases.

         1.30 DEFICIENCY CLAIMS: With respect to any Claim secured by a valid Lien or security interest in any property of any Liquidating Debtor having a value of less than the amount of such Claim (after taking into account other Liens and security interests of higher priority in such property), the portion of such Claim equal to the difference between (a) the amount of the Claim and
(b) the allowed amount of the secured portion of such Claim (which allowed secured amount may be set pursuant to this Plan). All Claims secured by a Lien or security interest on the Assets of Great AQ Steamboat, L.L.C. junior in priority to the Lien and security interest of MARAD shall constitute Deficiency Claims.

         1.31 DISCLOSURE STATEMENT: That certain written disclosure statement that relates to this Plan as filed in the Chapter 11 Cases by the Debtors, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time.

         1.32 DISCLOSURE STATEMENT HEARING: The hearing held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

         1.33 DISPUTED CLAIM OR DISPUTED INTEREST: A Claim or Interest, respectively, that the Liquidating Debtors have Scheduled as "disputed," "contingent" or "unliquidated," or as to which a proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Liquidating Debtors or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order.

         1.34 DISPUTED CLAIMS RESERVE: Cash, in one or more separate accounts, in the aggregate amount sufficient to pay each holder of a Disputed Claim (i) the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the date of the Effective Date Distribution, or (ii) such lesser Estimated Amount as the Court may determine. The Disputed Claims Reserve shall only include amounts with respect to a Disputed Claim for which and to the extent that amounts held in escrow or separate from the Liquidating Debtors' Cash by order of the Bankruptcy Court or pursuant to the DNPS sale documents on account of such Disputed Claim fail to satisfy the preceding criteria.

         1.35 DISTRIBUTION RECORD DATE: The record date for the purposes of making distributions under the Plan on account of Allowed Claims or Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         1.36 DNPS: DNPS Delta Queen Steamboat Company, Inc., a Delaware corporation, purchaser of substantially all of the Liquidating Debtors' Assets pursuant to the Asset Sale.

         1.37 EFFECTIVE DATE: Except as provided in Article 12 hereof, the later of: (a) the eleventh (11th) day following occurrence of the Confirmation Date; and (b) the first Business Day on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Article 11 of the Plan have been satisfied or, if waivable, waived.

         1.38 EFFECTIVE DATE DISTRIBUTION: Shall be as defined in Section 10.9 hereof.

         1.39 ENTITY: A Person, an estate, a trust, the United States Trustee, an official or unofficial committee of creditors or equity holders, a "governmental unit" as that term is defined in Bankruptcy Code section 101(27), or any other entity.

         1.40 ESTATES: The estates created pursuant to Bankruptcy Code section 541 by the commencement of the Chapter 11 Cases.

         1.41 FACE AMOUNT: Shall be as defined in Section 10.7 hereof.

         1.42 FEE ORDER: The order of the Bankruptcy Court dated November 13, 2001 authorizing the interim payment of Professional Claims.

         1.43 FILE OR FILED: To file, or to have been filed, with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

         1.44 FINAL DISTRIBUTION: Shall be as defined in Section 10.11 hereof.

         1.45 FINAL DISTRIBUTION DATE: Shall be the date upon which the Final Distribution is made. The Final Distribution Date shall be determined by the Plan Administrator, in consultation with the Reconstituted Committee, and shall be (i) after the liquidation into Cash of all Assets of the Liquidating Debtors (other than those Assets abandoned by Liquidating Debtors) and collection of other sums due or otherwise remitted or returned to the Liquidating Debtors' Estates, and (ii) the date on or after which the Liquidating Debtors make a Final Distribution from the Disputed Claims Reserve.

         1.46 FINAL ORDER: An order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on its docket, that has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or move for reconsideration has expired and no appeal, petition for certiorari or motion for reconsideration, respectively, has been timely filed (which time period shall mean, with respect to motions to correct such order under Rule 9024 of the Bankruptcy Rules or otherwise, 10 days after the entry of such order) , or (b) any appeal, any petition for certiorari or any motion for reconsideration that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari or reconsideration was sought.

         1.47 GENERAL SECURED CLAIMS: All Secured Claims against the Liquidating Debtors other than Secured Claims against Great AQ Steamboat, L.L.C.

         1.48 GENERAL UNSECURED CLAIMS: All Unsecured Claims against the Liquidating Debtors other than Convenience Claims and Intercompany Claims.

         1.49 IMPAIRED: When used with reference to a Claim or an Interest, "Impaired" shall have the meaning ascribed to it in Bankruptcy Code section 1124.

         1.50 INDEMNIFICATION CLAIMS: The post-Petition Date obligations of the Liquidating Debtors pursuant to their bylaws, applicable law, any employment agreement or other express agreement operational as of the Effective Date to indemnify any of the Liquidating Debtors' current and former officers and directors, on the terms and subject to the limitations described therein.

         1.51 INDEMNIFICATION RESERVE: Cash set aside by the Liquidating Debtors on or before the Effective Date, in the amount of $2.5 million, in a separate interest-bearing account, in an amount to cover Indemnification Claims not otherwise released pursuant to the Plan and not covered by any applicable directors and/or officers insurance and any related costs and expenses that may be incurred by the Liquidating Debtors (including, without limitation, the employer's share of any employment taxes that may be payable with respect thereto), as such reserve amount may be increased or reduced by Bankruptcy Court order on notice to the Creditors' Committee or Reconstituted Committee after the Confirmation Date.

         1.52 INTERCOMPANY CLAIMS: If the Claims of AMCV against the Liquidating Debtors are recharacterized as Interests or equitably subordinated in accordance with Section 16.2 of the Plan, the Claims of AMCV or any Liquidating Debtor against AMCV or any other Liquidating Debtor. If the Claims of AMCV against the Liquidating Debtors are not recharacterized as Interests or equitably subordinated, the Claims of any Liquidating Debtor against any other Liquidating Debtor.

         1.53 INTEREST: When used in the context of holding an equity security of the Liquidating Debtors (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right asserted against, any of the Liquidating Debtors of the type described in the definition of "equity security" in Bankruptcy Code section 101(16).

         1.54 LIEN: A charge against, interest in or other encumbrance upon property to secure payment of a debt or performance of an obligation.

         1.55 LIQUIDATING DEBTOR(S): Individually TDQS and each of its subsidiaries and affiliates listed on Exhibit 3 hereto, and collectively TDQS and all of its subsidiaries and affiliates listed on Exhibit 3 hereto, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.56 MARAD: The Maritime Administration of the United States Department of Transportation.

         1.57 MARAD AQ DEFICIENCY CLAIM: The Deficiency Claims of MARAD, if any, against Great AQ Steamboat, L.L.C. and any and all guarantors of the obligations of Great AQ Steamboat, L.L.C., which were withdrawn and released by MARAD in the MARAD Stipulation.

         1.58 MARAD NOTES: The Assumed MARAD Notes and the New MARAD Note.

         1.59 MARAD STIPULATION: The Stipulation and Agreed Order Settling Motion for an Order Enforcing Allocation Stipulation and Valuing American Queen and Related Assets dated July 23, 2002, pursuant to which the Debtors, the Creditors' Committee and MARAD agreed, and the Bankruptcy Court ordered, that $47,911,509.40 of the proceeds of the Asset Sale (in the form of the MARAD Notes) were to be allocated to the Assets of Great AQ Steamboat, L.L.C. and $33,588,490.60 of the proceeds of the Asset Sale were to be allocated to the Assets sold by the other Liquidating Debtors.

         1.60 NEW MARAD NOTE: The Interest Payment Note in the principal amount of $2,788,509 made by DNPS in favor of MARAD in connection with the Asset Sale, with interest accruing at 2.3% per annum, secured by the Assets of Great AQ Steamboat, L.L.C. sold to DNPS pursuant to the Asset Sale.

         1.61 OPERATING RESERVE: Cash from the Liquidating Debtors' Estates to be set aside on the Effective Date in an amount not to exceed $5 million, which shall be available and used to pay (a) reasonable and necessary post-Effective Date expenses incurred by the Liquidating Debtors and the Plan Administrator or for which the Liquidating Debtors or the Plan Administrator are responsible under this Plan, including but not limited to the post-Effective Date professional fees for which payment is required pursuant to Section 7.9 of the Plan, (b) unpaid Administrative Expenses and (c) any Claims arising under Bankruptcy Code section 503(b) that are or become Allowed pursuant to a Final Order; PROVIDED, HOWEVER, that any funds remaining in the Operating Reserve after payment in full of all items identified in (a), (b) and (c) above shall become available for distribution on account of any other payments required or permitted to be made under the Plan.

         1.62 OTHER AQ SECURED CLAIMS: Secured Claims against Great AQ Steamboat, L.L.C. senior in priority to the Allowed Secured Claim of MARAD against Great AQ Steamboat, L.L.C.

         1.63 OTHER DEFICIENCY CLAIMS: All Deficiency Claims against any of the Liquidating Debtors other than the MARAD AQ Deficiency Claim.

         1.64 OTHER PRIORITY CLAIM: Any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

         1.65 PERSON: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit of the type described in Bankruptcy Code section 101(41).

         1.66 PETITION DATE: October 19, 2001 as to AMCV, and October 22, 2001 as to all other Debtors.

         1.67 PLAN: This plan of liquidation and all exhibits annexed hereto or referenced herein, which is hereby proposed by the Debtors for the resolution of outstanding Claims and Interests in the Chapter 11 Cases of the Liquidating Debtors, either in their present form or as they may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code.

         1.68 POSSESSORY LIENHOLDER CLAIMS: All Claims held by Persons to the extent such Claims are deemed to be secured, through a possessory Lien, in property in which any Liquidating Debtor's Estate has an interest but only to the extent of the value of the possessory lienholders' interest in such Liquidating Debtor's Estate's interest in such property.

         1.69 PRIORITY TAX CLAIM: Any Claim against any of the Liquidating Debtors entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

         1.70 PROFESSIONAL CLAIM: A Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.71 PRO RATA: Proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

         1.72 PLAN ADMINISTRATOR: Any Entity appointed as Plan Administrator pursuant to the Plan or following the Effective Date who is acceptable to the Reconstituted Committee and whose function shall be to take all other steps required, and when appropriate, take all steps authorized, under the Plan, including, but not limited to, liquidating any remaining Assets, resolving Disputed Claims and distributing property under the Plan.

         1.73 RECONSTITUTED COMMITTEE: The Creditors' Committee from and after the Effective Date, as reconstituted pursuant to Section 7.3 hereof.

         1.74 SCHEDULED: Set forth on the Schedules.

         1.75 SCHEDULES: The Schedules of Assets and Liabilities Filed by the Liquidating Debtors in accordance with Bankruptcy Code section 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

         1.76 SECURED CLAIM: Any Claim of a Creditor, including principal, interest and any other amounts, secured by a lien on, security interest in or charge against property of any of the Liquidating Debtors' Estates or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor's interest in that Liquidating Debtor's Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a) taking into account the priority of Liens under applicable law.

         1.77 SECURITY: Any instrument issued by, or interest in, the Liquidating Debtors of the type described in Bankruptcy Code section 101(49).

         1.78 SUBSEQUENT DISTRIBUTION DATE: The date(s) for the making of Supplemental Distributions in accordance with Section 10.10 hereof. The Subsequent

Distribution Dates shall be set by the Plan Administrator after consultations with the Reconstituted Committee.

         1.79 SUPPLEMENTAL DISTRIBUTION: Shall be as defined in Section 10.10 hereof.

         1.80 TDQS: TDQS Co., a Delaware corporation, f/k/a The Delta Queen Steamboat Co., including in its capacity as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         1.81 TAXES: All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority on or from any of the Liquidating Debtors.

         1.82 UNSECURED CLAIM: Any Claim against the Liquidating Debtors, excluding Administrative Claims, Priority Tax Claims, Other Priority Claims and Secured Claims, including Other Deficiency Claims.

C. RULES OF INTERPRETATION.

         1. The provisions of the Plan shall control over the contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

         2. For the purposes of the Plan:

                  (a) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; PROVIDED, HOWEVER, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party's consent unless such document expressly provides otherwise;

                  (b) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

                  (c) unless otherwise specified, all references in the Plan to "Sections," "Articles," "Exhibits" and "Schedules" are references to Sections, Articles, Exhibits and Schedules of or to the Plan;

                  (d) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

                  (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

                  (f) the rules of construction set forth in Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the provisions of this Article of the Plan.

                  (g) the word "including" means "including without limitation."

         3. Whenever a distribution of property is required to be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter.

         4. All Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are filed.

         5. Subject to the provisions of any contract, certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

D. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE 2
                  TREATMENT OF UNCLASSIFIED, UNIMPAIRED CLAIMS

         2.1 ADMINISTRATIVE CLAIMS. Subject to the allowance procedures and deadlines provided herein, on the Effective Date or as soon thereafter as is practicable, the holder of an Allowed Administrative Claim shall receive on account of such Allowed Administrative Claim and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Liquidating Debtors and the holder of such Allowed Administrative Claim have agreed upon in writing, provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Liquidating Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto and Professional Claims shall be paid in accordance with Section 2.3.

         2.2 STATUTORY FEES. On or before the Effective Date, all fees due and payable pursuant to 28 U.S.C.ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing or agreed to between the Liquidating Debtors and the Office of the United States Trustee, shall be paid in full, in Cash.

         2.3 PROFESSIONAL CLAIMS.

                  a. On or prior to the Administrative Claims Bar Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date.

                  b. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

         2.4 PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim, at the sole option of the relevant Liquidating Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance, compounded annually from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Liquidating Debtors, provided such treatment is on more favorable terms to the Liquidating Debtors, as the case may be, than the treatment set forth in paragraph (a) hereof; or (c) payment in full in Cash on the Effective Date or as soon thereafter as is practicable.

         2.5 DEADLINE FOR FILING ADMINISTRATIVE CLAIMS.

                  2.5.1 ADMINISTRATIVE CLAIMS OTHER THAN TAX CLAIMS. Other than with respect to (i) Administrative Claims for which the Bankruptcy Court previously has established a Bar Date, and (ii) Tax Claims addressed in Section
2.5.2 below, requests for payment or proofs of Administrative Claims, including Claims of all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Liquidating Debtors' Chapter 11 Cases), must be Filed and served on the Plan Administrator and its counsel no later than the Administrative Claims Bar Date. Objections to any such Administrative Claims must be Filed and served on the claimant no later than sixty (60) days after the Administrative Claims Bar Date. The Liquidating Debtors and/or the Plan Administrator shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Claims.

                  Holders of Administrative Claims, including all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Cases), that are required to File a request for payment of such Claims and that do not File such requests on or before the Administrative Claims Bar Date shall be forever barred from asserting such Claims against any of the Liquidating Debtors, their Estates, the Plan Administrator, any other Person or Entity, or any of their respective Assets.

                  2.5.2 TAX CLAIMS. All requests for payment of Claims by a governmental unit for Taxes (and for interest and/or penalties or other amounts related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no Bar Date has otherwise been previously established, must be Filed on or before the later of: (a) the first Business Day that is at least sixty (60) days following the Effective Date; or
(b) the first Business Day that is at least ninety (90) days following the filing of the tax return for such Taxes for such tax year or period with the applicable governmental unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other amounts due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Liquidating Debtors, the Liquidating Debtors' Estates, the Plan Administrator or their respective Assets, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.

                                   ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. GENERAL. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests in the Liquidating Debtors. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, are deemed to not be Impaired and are treated as set forth in Article 2 above.

B. CLASSIFICATION. As stated above, the Plan is premised on the substantive consolidation of the Liquidating Debtors with respect to the treatment of all Classes of Claims other than Secured Claims, as provided below. The Plan does not contemplate substantive consolidation of the Liquidating Debtors with respect to the Classes of Secured Claims or Interests. The following summary is for the convenience of the parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests immediately following such summary chart.

         3.1 CLASS 1: OTHER PRIORITY CLAIMS. Class 1 consists of all Other Priority Claims.

         3.2 CLASS 2: MARAD AQ SECURED CLAIMS. Class 2 consists of the Allowed Secured Claim of MARAD against Great AQ Steamboat, L.L.C.

         3.3 CLASS 3: OTHER AQ SECURED CLAIMS. Class 3 consists of all Other AQ Secured Claims.

         3.4 CLASS 4: GENERAL SECURED CLAIMS. Class 4 consists of all General Secured Claims, including Possessory Lienholder Claims.

         3.5 CLASS 5: CONVENIENCE CLAIMS. Class 5 consists of all Convenience Claims. A holder of a Claim that would have been classified in Class 6, but elects to reduce its Claim to $1,000 to be classified in this Class, may only make such election as to all of such holder's Claims in Class 6 in the aggregate. Therefore, if a Claim holder makes an election to reduce any Class 6 Claim to $1,000, all of such holder's Class 6 Claims shall be reduced to a single Class 5 Claim of $1,000 in the aggregate, and no Claims of such Claim holder shall remain in Class 6.

         3.6 CLASS 6: GENERAL UNSECURED CLAIMS. Class 6 consists of all General Unsecured Claims.

         3.7 CLASS 7: INTERCOMPANY CLAIMS. Class 7 consists of all Intercompany Claims.

         3.8 CLASS 8: INTERESTS. Class 8 consists of all Interests.

                                   ARTICLE 4
       IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT
                              IMPAIRED BY THE PLAN

         4.1 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 1 Other Priority Claims, Class 3 Other AQ Secured Claims and Class 4 General Secured Claims are not Impaired by the Plan.

         4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 2 MARAD AQ Secured Claims, Class 5 Convenience Claims, Class 6 General Unsecured Claims, Class 7 Intercompany Claims and Class 8 Interests are Impaired by the Plan.

                                   ARTICLE 5
              PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

         5.1 CLASS 1 (OTHER PRIORITY CLAIMS). On the Effective Date, or as soon thereafter as is practicable, each Allowed Other Priority Claim shall be paid, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim, or (b) such other treatment as to which the Liquidating Debtors and the holder of such Allowed Other Priority Claim have agreed upon in writing.

         5.2 CLASS 2: (MARAD AQ SECURED CLAIMS). Pursuant to the DNPS sale documentation in connection with the Asset Sale, payment of the $47,311,509.40 Asset Sale proceeds allocable to the Assets of Great AQ Steamboat, L.L.C. was in the form of assumption of the Assumed MARAD Notes and execution and delivery of the New MARAD Note. Receipt by MARAD of the MARAD Notes was in full satisfaction, settlement, release and discharge of and in exchange for all Allowed Claims of MARAD against Great AQ Steamboat, L.L.C. Accordingly, pursuant to the MARAD Stipulation, MARAD withdrew and released its Claims against Great AQ Steamboat, L.L.C., including any MARAD AQ Deficiency Claim.

         5.3 CLASS 3 (OTHER AQ SECURED CLAIMS). At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) 30 days after the date on which a Claim against Great AQ Steamboat, L.L.C. becomes an Allowed Other AQ Secured Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other

AQ Secured Claim, (a) distribute to each holder of an Allowed Other AQ Secured Claim the collateral securing such Allowed Other AQ Secured Claim, (b) distribute to each holder of an Allowed Other AQ Secured Claim Cash in an amount not to exceed the amount of its Allowed Other AQ Secured Claim (payable first, if applicable, from amounts set aside on account of such Other AQ Secured Claim by order of the Bankruptcy Court), or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed Other AQ Secured Claim and the Liquidating Debtors.

         5.4 CLASS 4 (GENERAL SECURED CLAIMS). At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) thirty (30) days after the date on which a Claim becomes an Allowed General Secured Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed General Secured Claim, (a) distribute to each holder of an Allowed General Secured Claim the collateral securing such Allowed General Secured Claim, (b) distribute to each holder of an Allowed General Secured Claim Cash in an amount not to exceed the Allowed General Secured Claim, equal to the proceeds actually realized from the sale of any collateral securing such Claim (payable first, if applicable, from amounts set aside on account of such General Secured Claim by order of the Bankruptcy Court), less the actual costs and expenses of disposing of such collateral, or
(c) provide for such other treatment as may be agreed upon by the holder of such Allowed General Secured Claim and the Liquidating Debtors.

         5.5 CLASS 5 (CONVENIENCE CLAIMS). At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as practicable after the later of (x) the Effective Date or (y) thirty (30) days after the date on which a Convenience Claim becomes an Allowed Convenience Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of such Allowed Convenience Claim, (a) distribute to each holder of an

Allowed Convenience Claim Cash in an amount equal to 50% of such Allowed Convenience Claim, or (b) provide for such other treatment as may be agreed upon by the holder of such Allowed Convenience Claim and the Liquidating Debtors.

         5.6 CLASS 6 (GENERAL UNSECURED CLAIMS). After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan and (b) the treatment provided in the Plan for Allowed Claims in Classes 1, 2, 3, 4 and 5, all remaining Available Cash shall be distributed Pro Rata among holders of Allowed General Unsecured Claims in Class
6. If, after the Effective Date, any Cash is available from, among other things, the liquidation of Assets of the Liquidating Debtors' Estates, the prosecution and enforcement of causes of action of the Liquidating Debtors, the release of funds from the Disputed Claims Reserve, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims pursuant to the Plan and, in any such case, such Cash becomes Available Cash, then such Cash shall be treated as Available Cash and distributed in accordance with this Section 5.6 on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth below. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five percent (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

         5.7 CLASS 7 (INTERCOMPANY CLAIMS). As a result of the substantive consolidation of the Liquidating Debtors for purposes of distributions to holders of all Allowed Claims other than Secured Claims under the Plan and, if the Claims of AMCV against the Liquidating Debtors are recharacterized as Interests or equitably subordinated, as a result of such recharacterization or subordination, holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled.

         5.8 CLASS 8 (INTERESTS). Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

                                   ARTICLE 6
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1 ASSUMPTION; ASSIGNMENT. As of the Effective Date, the Liquidating Debtors (after consultation with the Creditors' Committee) shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Liquidating Debtors that are identified in the Disclosure Statement or any Exhibit thereto that have not expired under their own terms prior to the Effective Date. The Liquidating Debtors reserve the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.4 hereof; or (b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section. The Liquidating Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors' Committee not later than ten
(10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this Section 6.1, as of the Effective Date.

         6.2 CURE PAYMENTS; ASSURANCE OF PERFORMANCE. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following ways:
(a) by payment of the default amount in Cash, in full on the Effective Date; or
(b) by payment of the default amount on such other terms as may be agreed to by the Liquidating Debtors and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Liquidating Debtors, the Plan Administrator, or an assignee thereof to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or
(iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, the Liquidating Debtors shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

         6.3 OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any objection with respect to adequate assurance of future performance, any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any contracts or leases identified in the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation; and (b) as to any contracts or leases identified in any subsequent amendments to the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and Liquidating Debtors, the Plan Administrator and counsel thereto, as the case may be, if applicable, no later than one (1) day prior to the Confirmation Hearing.

                  Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for "cure" in the Disclosure Statement or any Exhibit thereto is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

                  If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then the Liquidating Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such executory contract or unexpired lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the provisions of Section 6.4 below.

         6.4 REJECTION. Except for those executory contracts and unexpired leases (a) that are assumed pursuant to this Plan, (b) that are the subject of previous orders of the Bankruptcy Court providing for their assumption or rejection pursuant to Bankruptcy Code section 365, or (c) that are the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Liquidating Debtors shall be rejected pursuant to section 365 of Bankruptcy Code.

         6.5 APPROVAL OF REJECTION; REJECTION DAMAGES CLAIMS BAR DATE. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all rejections under Section 6.4 above of executory contracts and unexpired leases pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty
(30) days after the mailing of notice of the entry of the

Confirmation Order or such Claim shall be forever barred, shall not be enforceable against the Liquidating Debtors, their Estates, the Plan Administrator, or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim. Objections to any Claim for damages arising from any such rejection must be Filed and served on the claimant no later than sixty (60) days after the Effective Date.

                                   ARTICLE 7
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

         7.1 ENGAGEMENT OF PLAN ADMINISTRATOR. On and after the Effective Date, the Liquidating Debtors shall engage Paul Gunther (or such other Person as is designated by the Creditors' Committee or Reconstituted Committee and approved by the Bankruptcy Court) as Plan Administrator. The Plan Administrator may be terminated or replaced only with prior Bankruptcy Court approval after notice and a hearing. The Plan Administrator shall be appointed the sole director, president and chief executive officer of the Liquidating Debtors and shall perform the duties set forth in this Plan through the earlier of the date the Liquidating Debtors are dissolved in accordance with Section 7.14 of the Plan and the date the Plan Administrator resigns, is unable to serve, or is terminated for cause, provided, however, that, in the event that the Plan Administrator resigns, is unable to serve, or is terminated for cause prior to the date the Liquidating Debtors are dissolved in accordance with Section 7.14 of the Plan, then an individual to be named by the Reconstituted Committee shall, by operation of the Plan and without need for further Bankruptcy Court order or corporate action, be appointed the Plan Administrator, sole director, president and chief executive officer of the Liquidating Debtors subject to the foregoing provisions. Within fifteen (15) business days after the Effective Date, the Plan Administrator shall obtain a fiduciary bond in the face amount equal to the amount of Available Cash plus 10%, evidence of which shall be Filed with the Bankruptcy Court, which bond (or a substitute bond for any successor Plan Administrator) shall remain in place until the resignation or removal of the Plan Administrator. The cost of such bond shall be treated as an Administrative Expense, which shall be paid out of Available Cash.

         7.2 CONTINUING EXISTENCE. From and after the Confirmation Date, the Liquidating Debtors shall continue in existence. The Plan Administrator, with the consent of the Creditors' Committee or Reconstituted Committee or approval of the Bankruptcy Court, shall have authority on behalf of the Liquidating Debtors, without further approval from the Bankruptcy Court, to take all actions necessary to: (a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute, or otherwise dispose of any Assets of the Liquidating Debtors' Estates, including, without limitation, causes of action described in Section 9.1 of this Plan not released in this Plan; (b) reconcile Claims and contest objectionable Claims and Disputed Claims; (c) make all distributions to be funded under this Plan; (d) engage professionals (including those professionals that presently represent the Liquidating Debtors and the Creditors' Committee) and any other Entities necessary to assist the Plan Administrator and the Creditors' Committee or Reconstituted Committee in fulfilling their responsibilities; (e) pay all necessary expenses incurred in connection with the foregoing activities; (f) administer the Plan; (g) file tax returns and make other related corporate filings; (h) transfer Assets; (i) administer the Plan and the Assets of the Liquidating Debtors' Estates; and (j) undertake such other responsibilities as are reasonable and appropriate. The Plan Administrator shall have absolute discretion to pursue or not to pursue any and all claims, rights, or causes of action that the Liquidating Debtors retain pursuant to this Plan, as he determines in the exercise of his business judgment and in consultation with the Creditors' Committee or Reconstituted Committee as provided herein, and shall have no liability for the outcome of his decision. Subject to Section 7.9 of the Plan, the Plan Administrator may incur and pay any reasonable and necessary expenses on behalf of the Liquidating Debtors in performing the foregoing functions without Bankruptcy Court approval.

         7.3 POST-EFFECTIVE DATE OVERSIGHT OF THE LIQUIDATING DEBTORS. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof shall be released and discharged from all authority, duties, responsibilities, and obligations and related to and arising from and in connection with the Chapter 11 Cases. On the Effective Date, the Creditors' Committee shall be reconstituted to consist of members to be appointed by the Creditors' Committee (the "Reconstituted Committee"). The Reconstituted Committee shall be authorized to have its reasonable expenses reimbursed from the Operating Reserve. Members of the Reconstituted Committee shall receive no compensation except reimbursement of expenses actually incurred directly in connection with their duties on the Reconstituted Committee. The Reconstituted Committee shall be authorized to employ counsel, which firm (or firms) shall be entitled to compensation from the Operating Reserve in accordance with Section
7.9 of the Plan. The Reconstituted Committee and its advisors shall be authorized solely to oversee distributions under this Plan and to exercise those remedies available to the Reconstituted Committee under this Plan; provided, however, that if the Plan Administrator fails to perform any material obligations under this Plan, the Reconstituted Committee may, upon notice and a hearing, seek a Bankruptcy Court order to enforce the provisions of the Plan and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such action.

         7.4 PLAN ADMINISTRATOR COMPENSATION. The Plan Administrator shall be compensated at a rate agreed to by the Plan Administrator and the Reconstituted Committee.

         7.5 PLAN ADMINISTRATOR AND RECONSTITUTED COMMITTEE FIDUCIARIES. The Reconstituted Committee and the Plan Administrator shall act in a fiduciary capacity for the interests of all holders of Allowed Claims, but neither any decision of the Plan Administrator or the Reconstituted Committee nor the vote of any single member of the Reconstituted Committee shall bind, limit or restrict the rights or obligations of any member of the Reconstituted Committee to or against the Liquidating Debtors, their Estates or any third party. Notwithstanding the foregoing, the fiduciary obligations of members of the Reconstituted Committee shall not restrict their ability to act independently in their own interests.

         7.6 CANCELLATION OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION. Except to the extent otherwise provided under the Plan, upon the Effective Date, all agreements (other than assumed contracts and third party guaranties and indemnities of the Liquidating Debtors' obligations), credit agreements, prepetition loan documents and postpetition loan documents to which any Liquidating Debtor is a party, and all lien claims and other evidence of liens against any Liquidating Debtors, shall be deemed to be cancelled and of no further force and effect, without any further action on the part of the Liquidating Debtors or the Plan Administrator. The holders of or parties to such cancelled instruments, agreements, securities and other documentation will have no remaining rights arising from or relating to such documents or the cancellation thereof, except the rights provided pursuant to this Plan; provided, however, the Plan Administrator shall not be required to make any distribution under this Plan to or on behalf of any holder of an Allowed Claim evidenced by such cancelled instruments or securities unless and until such instruments or securities are marked cancelled by the holders thereof and received by Liquidating Debtors or the Plan Administrator.

         7.7 NO REVESTING OF ASSETS. The property of the Liquidating Debtors' Estates shall not be revested in the Liquidating Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Liquidating Debtors' Estates and continue to be subject to the jurisdiction of the Bankruptcy Court following Confirmation of the Plan until distributed to holders of Allowed Claims or liquidated with the proceeds being contributed to Available Cash, in accordance with the provisions of the Plan and the Confirmation Order.

         7.8 POST-CONFIRMATION OPERATIONS. Following Confirmation and prior to the occurrence of the Effective Date, the Liquidating Debtors shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan. Upon the Effective Date, all directors of the Debtors and all officers of the Converting Debtors shall be deemed to have resigned without further action. From and after the Confirmation Date, each of the then current officers of the Liquidating Debtors shall continue in their respective capacities through the earlier of the date the Liquidating Debtors are dissolved in accordance with Section 7.14 of the Plan and the date each such officer resigns, is replaced or is terminated.

         7.9 POST-CONFIRMATION PROFESSIONAL FEES AND EXPENSES. Counsel to the Liquidating Debtors, counsel to the Reconstituted Committee and other professional persons who may be retained in this case may, from time to time, following the Effective Date, provide legal or other professional services in connection with the Chapter 11 Cases which are not encompassed within an application for allowance approved by the Bankruptcy Court. Such services may be paid from the Operating Reserve without further application to the Court within ten (10) days after submission of a bill to the Plan Administrator with copies to the Liquidating Debtors' counsel, and counsel to the Reconstituted Committee, provided that no objection to the payment is raised. If an objection is raised and remains unresolved, the affected professional may file an application for allowance with the Bankruptcy Court on notice to the Plan Administrator, counsel to the Liquidating Debtors, counsel to the Reconstituted Committee, the United States Trustee, and any party having filed a request for notice in the Chapter 11 Cases. Such additional fees and expenses will thereafter be paid in the amounts fixed by the Bankruptcy Court.

         7.10 POST-EFFECTIVE DATE REPORTING. As promptly as practicable after the making of any distributions that are required under the Plan to be made on the Effective Date, but in any event no later than ten (10) Business Days after the making of such distributions, the

Liquidating Debtors shall provide the Reconstituted Committee with a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, the Liquidating Debtors shall provide to the Reconstituted Committee quarterly reports summarizing (i) the cash receipts and disbursements of the Liquidating Debtors for the immediately preceding three-month period and (ii) the status of resolution of any Disputed Claims during that same period. Each quarterly report shall also state the Liquidating Debtors' cash balances as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth (15th) day of each January, April, July and October until all Final Distributions under the Plan have been made. In addition, the Liquidating Debtors shall promptly provide to the Reconstituted Committee such other additional information that the Reconstituted Committee reasonably requires in connection with carrying out its duties and obligations in connection with this Plan.

         7.11 POST-EFFECTIVE DATE INDEMNIFICATION CLAIMS AND THE INDEMNIFICATION RESERVE. On or before the Effective Date, the Liquidating Debtors will establish the Indemnification Reserve. The Indemnification Reserve shall be used to pay any Indemnification Claims not otherwise released pursuant to the Plan. For the purpose of this Section 7.11 and the distributions to be made under the Plan,
(a) Claims of the Plan Administrator arising from the indemnification obligations of the Liquidating Debtors to the Plan Administrator in his present or former capacity as a representative and/or officer of the Liquidating Debtors' Estates and (b) the costs associated with any director's and/or officer's policy assumed pursuant to Section 6.1 hereof, shall be paid from the Indemnification Reserve but not capped by the amounts contained therein. On the Final Distribution Date, any funds remaining in the Indemnification Reserve shall (i) first, be used to prepay remaining coverage under any director's and/or officer's policy assumed pursuant to Section 6.1 hereof, and (ii) second, to the extent remaining, become Available Cash subject to the Final Distribution procedures set forth in Section 10.14 hereof.

         7.12 POST-CONFIRMATION FUNDING OF OPERATIONS AND FUNDING OF PLAN. This Plan shall be funded by (i) Available Cash on the Effective Date, (ii) funds added to Available Cash after the Effective Date from, among other things, the liquidation of the Liquidating Debtors' remaining Assets and the prosecution and enforcement of causes of action, and (iii) the release of any funds held in reserve in accordance with the terms thereof. The post-Confirmation operations of the Liquidating Debtors shall be funded from the Operating Reserve.

         7.13 POST-CONFIRMATION ACCOUNTS. The Liquidating Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of this Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court, including accounts for the Operating Reserve, the Indemnification Reserve and the Disputed Funds Reserve.

         7.14 DISSOLUTION OF THE LIQUIDATING DEBTORS. Upon the distribution of all Assets of the Liquidating Debtors' Estates pursuant to this Plan (including the transfer of any amounts held in reserve) and the filing by or on behalf of the Liquidating Debtors of a certification to that effect with the Bankruptcy Court, the Liquidating Debtors will be dissolved for all purposes effective as of the Final Distribution Date without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith, provided, however, that each of the Liquidating Debtors shall file with the official public office for keeping corporate records in its state of incorporation or organization a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Plan Administrator without need for any action or approval by the shareholders, members or Board of Directors of any Liquidating Debtor. From and after the Effective Date, the Liquidating Debtors (i) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Liquidating Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to this Plan all Interests and all Intercompany Claims, and (iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

         7.15 CLOSING OF THE CHAPTER 11 CASES. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Disputed Claims against the Liquidating Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining Assets of the Liquidating Debtors have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidating Debtors or, if applicable, the Reconstituted Committee), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Liquidating Debtors, in consultation with the Reconstituted Committee, deem appropriate, the Liquidating Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                   ARTICLE 8
              CONVERSION OF CHAPTER 11 CASES OF CONVERTING DEBTORS

                  Pursuant to section 1112 of the Bankruptcy Code, a debtor in possession may freely convert its chapter 11 case to a chapter 7 case. The Converting Debtors have little or no assets in which they have any equity. Accordingly, the Converting Debtors' Chapter 11 Cases shall be converted to chapter 7 liquidations upon the Effective Date.

                                   ARTICLE 9
                           POSTCONFIRMATION LITIGATION

         9.1 RETENTION AND ENFORCEMENT OF CAUSES IN ACTION. Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, the Plan Administrator will have the exclusive right to enforce any and all causes of action against any Person and rights of the Liquidating Debtors that arose before, on or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Liquidating Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code. Bankruptcy Court approval for settlement of any claims or causes of action and other rights brought by the Liquidating Debtors or the Plan Administrator shall not be required except as herein provided. Any settlement of any causes of action and other rights involving an original cause of action or other right equal to or in excess of $250,000 shall be subject to the approval of the Bankruptcy Court. Any settlement of any causes of action or other rights involving an original cause of action or other right in excess of $25,000 but less than $250,000 shall also be subject to the approval of the Bankruptcy Court if the Plan Administrator receives a written objection (which objection is not consensually resolved) within ten (10) Business Days of service of written notice of the proposed settlement to the Reconstituted Committee.

         9.2 OBJECTIONS TO CLAIMS. Subject to applicable law, from and after the Effective Date, the Plan Administrator shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims:
(a) pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and this Plan; and (b) subject to the oversight authority granted to the Reconstituted Committee under this Plan.

                                   ARTICLE 10
                                  DISTRIBUTIONS

         10.1 NO DUPLICATE DISTRIBUTIONS. Unless expressly provided in the Plan, to the extent more than one Liquidating Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan.

         10.2 DISTRIBUTIONS BY THE LIQUIDATING DEBTORS. Distributions under this Plan shall be made by the Plan Administrator. The Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan without further order of the Bankruptcy Court. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim pursuant to this Plan or otherwise). All payments shall be made in accordance with the priorities established in the Bankruptcy Code.

         10.3 DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Plan Administrator after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been Filed and the Plan Administrator has not received a written notice of a change of address.

         10.4 CASH PAYMENTS. Cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Liquidating Debtors.

         10.5 INTEREST ON CLAIMS. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         10.6 NO DE MINIMUS DISTRIBUTIONS. Other than in the Final Distribution, no payment of Cash in an amount of less than $50.00 shall be made on account of any Allowed Claim. Such undistributed amount will instead be made part of the Available Cash for use in accordance with this Plan.

         10.7 FACE AMOUNT. Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Article, the "Face Amount" of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

         10.8 UNCLAIMED DISTRIBUTIONS. If the distribution check to any holder of an Allowed Claim is not cashed within sixty (60) days after it is sent out by the Plan Administrator, the holder of such Allowed Claim shall have such Claim discharged and shall be forever barred from asserting such Claim against the Liquidating Debtors or their property. In such cases, any Cash held for distribution on account of such Claim shall become the property of the Liquidating Debtors' Estates, shall, if applicable, be returned to the Plan Administrator as part of Available Cash and shall be distributed in accordance with the terms of this Plan.

         10.9 EFFECTIVE DATE DISTRIBUTIONS. On the Effective Date, or as soon thereafter as practicable, the Liquidating Debtors shall distribute to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Professional Claims and Allowed Claims in Classes 1, 3, 4, 5 and 6, Cash equal to the distributions for each respective Class as set forth in the Plan or deliver the collateral to the holders of Allowed Claims in

Classes 3 and 4 pursuant to Sections 5.3 and 5.4 of the Plan. In satisfaction of its Class 2 Claims, MARAD shall retain the MARAD Notes.

         10.10 SUPPLEMENTAL DISTRIBUTIONS. Unless otherwise provided in the Plan, to the extent there is Available Cash subsequent to the Effective Date, the Liquidating Debtors shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date (each, a "Supplemental Distribution"). Each Supplemental Distribution will reduce the Disputed Claims Reserve, calculated based upon, following resolution of all disputes and Allowance of any previously Disputed Claim, the reduction of the reserve by the amount previously allocated to the Disputed Claim Reserve on account of the Disputed Claim, as calculated prior to the date of the Supplemental Distribution.

         10.11 FINAL DISTRIBUTIONS. The Liquidating Debtors shall, on the Final Distribution Date, distribute all Available Cash to the holders of Allowed Claims entitled thereto in accordance with the priorities and restrictions set forth herein.

         10.12 DISPUTED CLAIMS RESERVE. To the extent there exist as of the Effective Date Disputed Claims in any Class, the Liquidating Debtors shall reserve from any distribution of their Estate Assets Cash in an amount equal to the Pro Rata portion of such distribution to which such Disputed Claim would be entitled if Allowed in the amount asserted by the holder of such Disputed Claim, as set forth in the definition of Disputed Claim Reserve. To the extent that any such Disputed Claim becomes an Allowed Claim, such reserved Cash shall be distributed to the holder of the Allowed Claim in a manner and amount consistent with the treatment of Allowed Claims in that Class, with any surplus Cash becoming generally available for use by the Liquidating Debtors in accordance with the terms of this Plan.

         10.13 CLAIMS RESOLUTION AUTHORITY. The Liquidating Debtors shall review Claims that are not Allowed Claims and shall resolve such Claims through the claims objection process in the Bankruptcy Court or by compromise. Bankruptcy Court approval for compromise of a Claim shall not be required except as herein provided. Any compromise of a Claim in a disputed amount which is to be allowed in an amount equal to or in excess of $100,000 shall be subject to the approval of the Bankruptcy Court but such compromise shall not require notice to any party other than to the members of the Reconstituted Committee, and shall not require a hearing, unless the Bankruptcy Court orders otherwise. Any compromise of a Disputed Claim with respect to which the amount to be allowed is in excess of $50,000 but less than $100,000 shall also be subject to Bankruptcy Court approval if the proposed compromise is objected to (which objection is not resolved consensually) by the Reconstituted Committee within ten (10) business days of their receipt of such notice. The Liquidating Debtors, in their sole discretion, may submit resolutions of Claims in disputed amounts of $50,000 and less to the Bankruptcy Court for its approval, but they are fully authorized to resolve such Claims without Bankruptcy Court approval.

         10.14 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan and the distributions made in accordance thereto, to the extent applicable, the Liquidating Debtors shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                                   ARTICLE 11
                                RELEASE OF LIENS

                  Except as otherwise provided in this Plan or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, all liens, encumbrances and other security interests against Assets of the Liquidating Debtors' Estates shall be deemed fully and completely released and discharged and all of the Assets of the Liquidating Debtors' Estates shall be deemed free and clear of any such liens, claims and encumbrances on and after the Effective Date.

                                   ARTICLE 12
                        CONDITIONS TO THE EFFECTIVE DATE

         12.1 CONDITIONS TO EFFECTIVE DATE. The Plan shall not become effective and the Effective Date shall not occur unless and until:

                  12.1.1 The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Liquidating Debtors and the Creditors' Committee;

                  12.1.2 No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 12.1 are satisfied, or, if permitted, waived;

                  12.1.3 All documents, instruments and agreements, in form and substance satisfactory to the Liquidating Debtors, provided for under this Plan or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

                  12.1.4 There shall exist sufficient Available Cash to pay all Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

         12.2 TERMINATION OF PLAN FOR FAILURE TO BECOME EFFECTIVE. If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this Section are waived in writing by the Liquidating Debtors and the Creditors' Committee.

         12.3 WAIVER OF CONDITIONS. The Liquidating Debtors and the Creditors' Committee, in their sole discretion, may waive Section 12.2 of this Plan.

         12.4 NOTICE OF EFFECTIVE DATE. On the Effective Date, or as soon thereafter as is practicable, the Liquidating Debtors shall file with the Bankruptcy Court a "Notice of Effective Date" in a form reasonably acceptable to the Liquidating Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that this Plan has become effective, provided, however, that the Liquidating Debtors shall have no obligation to notify any Person other than the Creditors' Committee of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the date of such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Liquidating Debtors' option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002.

                                   ARTICLE 13
                             EFFECT OF CONFIRMATION

         13.1 JURISDICTION OF COURT. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their Assets and their Estates. Thereafter, jurisdiction of the Bankruptcy Court over the Liquidating Debtors, their Assets and their Estates shall be limited to the subject matters set forth in Article 14 of this Plan.

         13.2 BINDING EFFECT. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Interest in the Liquidating Debtors and such holder's respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted the Plan.

         13.3 STAY. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases of the Liquidating Debtors pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

         13.4 EXCULPATION. Except as otherwise specifically provided in this Plan, neither the Liquidating Debtors nor the Creditors' Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), nor any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), officers, directors, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties' successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

         13.5 INJUNCTION. Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against the Liquidating Debtors, or any assets of the Liquidating Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against the Liquidating Debtors, or any Assets of the Liquidating Debtors which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or Claim against the Liquidating Debtors, the Creditor Releasees, or any Assets of the Liquidating Debtors which they possessed or may possess prior to the Effective Date, and (d) asserting any Claims that are released hereby.

         13.6 RELEASES BY LIQUIDATING DEBTORS. Except as expressly provided in this Plan, upon the Effective Date, the Liquidating Debtors hereby (i) remise, acquit, waive, release and forever discharge each of the Debtor Releasees, and
(ii) covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Debtor Releasees based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that the Liquidating Debtors or their Estates ever had, claimed to have, has, or may have or claim to have against the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releasees, or any of them, in each case related to the Liquidating Debtors. All Claims so waived and released shall be waived and released for all purposes.

         13.7 LIMITATION OF LIABILITY. Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Plan Administrator, the Creditors' Committee, the Reconstituted Committee or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

                                   ARTICLE 14
                            RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases of the Liquidating Debtors after the Effective Date as is legally permissible, including jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

                  (b) Hear and determine any and all causes of action against any Person and rights of the Liquidating Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Liquidating Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the
Bankruptcy Code;

                  (c) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (d) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Liquidating Debtor is a party or with respect to which any of the Liquidating Debtors may be liable, including without limitation the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  (e) Enter orders approving the Liquidating Debtors' post-Confirmation sale or other disposition of Assets under section 363 of the Bankruptcy Code;

                  (f) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  (g) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Liquidating Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

                  (h) Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

                  (i) Decide or resolve any disputes with DNPS in any way relating to the Asset Sale;

                  (j) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and the Confirmation Order;

                  (k) Hear and determine any matters concerning the enforcement of the provisions of Article 13 of this Plan and any other releases or injunctions contemplated by this Plan;

                  (l) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order;

                  (m) Permit the Liquidating Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

                  (n) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  (o) Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

                  (p) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

                  (q) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

                  (r) Enter any orders in aid of prior orders of the Bankruptcy Court;

                  (s) Hear and determine any request of the Reconstituted Committee for authority and approval to take any actions or enforce any remedies provided to the Reconstituted Committee pursuant to any provision of this Plan; and

                  (t) Enter an order concluding the Chapter 11 Cases.

                                   ARTICLE 15
                       ACCEPTANCE OR REJECTION OF THE PLAN

                  15.1 PERSONS ENTITLED TO VOTE. Classes 1 and 4 are not Impaired and pursuant to section 1126(f) of the Bankruptcy Code are deemed to have accepted the Plan. Votes from holders of Class 1 and 4 Claims will not be solicited. Classes 2, 3, 5 and 6 are Impaired but will receive a distribution under the Plan. Votes from holders of Class 2, 3, 5 and 6 Claims will be solicited. Class 7 Claims and Class 8 Interests are Impaired and are not entitled to distributions pursuant to the Plan. Class 7 Claims and Class 8 Interests will be cancelled pursuant to the Plan and holders of such Claims are deemed pursuant to section 1126(g) of the Bankruptcy Code to have rejected the Plan. Votes from holders of Class 7 Claims and Class 8 Interests will not be solicited.

                  15.2 ACCEPTANCE BY IMPAIRED CLASSES. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

                  15.3 REQUEST FOR NON-CONSENSUAL CONFIRMATION. Class 7 and Class 8 receive no distribution on account of their Claims and Interests and are therefore deemed to have rejected the Plan. The Debtors therefore request that the Court confirm the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to Class 7 and Class 8, as well as with respect to any other Class that does not vote to accept the Plan.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

                  16.1 SUBSTANTIVE CONSOLIDATION OF UNSECURED CLAIMS AGAINST LIQUIDATING DEBTORS. The Plan is premised on the substantive consolidation of all of the Liquidating Debtors with respect to the treatment of all Claims except for Secured Claims in Classes 2, 3 and 4, as provided below. The Plan does not contemplate substantive consolidation of the Liquidating Debtors with respect to the Secured Claims against or Interests in the Liquidating Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Liquidating Debtor. This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation of all Claims except for Secured Claims in Classes 2, 3 and 4.

                  On the Effective Date, (a) all Class 7 Intercompany Claims will be cancelled, (b) after giving effect to the transfers set forth in the Plan to the holders of Administrative

Claims, Professional Claims, Allowed Priority Tax Claims, Class 1 Claims, Class 2 Claims, Class 3 Claims and Class 4 Claims, all Assets and liabilities of the Liquidating Debtors will be merged or treated as though they were merged, (c) all guarantees of the Liquidating Debtors of the obligations of any other Liquidating Debtor and any joint or several liability of any of the Liquidating Debtors shall be eliminated, and (d) except with respect to Secured Claims, each and every Claim against any Liquidating Debtor shall be deemed filed against the consolidated Liquidating Debtors and all Claims filed against more than one Liquidating Debtor for the same liability shall be deemed one Claim against and obligation of the consolidated Liquidating Debtors.

         16.2 RECHARACTERIZATION OF AMCV CLAIMS. At the Confirmation Hearing, the Debtors shall seek to recharacterize the Claims of AMCV, if any, against any or all of the Liquidating Debtors as Interests or equitably subordinate such Claims pursuant to sections 105(a) and 510(c) of the Bankruptcy Code and other applicable law. If the Bankruptcy Court rules in the Confirmation Order that such Claims should be recharacterized or subordinated, such Claims shall be classified as Class 7 Claims hereunder. If the Bankruptcy Court does not rule in the Confirmation Order that such Claims should be recharacterized or subordinated, such Claims shall be classified as Class 5 or Class 6 Claims hereunder, as applicable. Nothing set forth herein shall be deemed to limit or waive the right of the Liquidating Debtors, the Plan Administrator, the Creditors' Committee or the Reconstituted Committee to seek an order recharacterizing, subordinating, consolidating or cancelling any other claims of any of the Debtors.

         16.3 MODIFICATION OF THE PLAN. Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Liquidating Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

         16.4 REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

         16.5 GOVERNING LAW. Unless a rule of law or procedure is supplied by
(i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         16.6 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

         16.7 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation

Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         16.8 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

         16.9 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring before, after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

         16.10 PRESERVATION OF RIGHTS OF SETOFFS. The Liquidating Debtors, may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Liquidating Debtors may have against the holder of such Claims; but neither the failure to do so nor the Allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Debtors of any such claim that the Liquidating Debtors may have against such holder.

         16.11 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.


Dated: July 30, 2002                   AMERICAN CLASSIC VOYAGES CO.
                                       (for itself and on behalf of the Debtors)

                                       By: /s/ Jordan B. Allen
                                           -------------------------------------
                                       Name:  Jordan B. Allen
                                              ----------------------------------
                                       Title: Executive Vice President
                                              ----------------------------------


                                       WALSH, MONZACK AND MONACO

                                       By: /s/ Francis A. Monaco
                                           -------------------------------------
                                           Francis A. Monaco (No. 2078)
                                           Joseph J. Bodnar (No. 2512)
                                           1201 Orange Street
                                           Wilmington, Delaware  19801
                                           (302) 656-8162

                                          -and-


                                       LATHAM & WATKINS

                                       By: /s/ Josef S. Athanas
                                           -------------------------------------
                                           David S. Heller
                                           Josef S. Athanas
                                           Suite 5800 Sears Tower
                                           233 South Wacker Drive
                                           Chicago, Illinois  60606
                                           (312) 876-7700

                                       Attorneys for the Debtors and
                                       Debtors-in-Possession

                                    EXHIBIT 1

                                     Debtors


Debtor Name                                                         Tax Id            Case No.
-----------                                                        ----------         --------
American Classic Voyages Co.                                       31-0303330         01-10954
Great Pacific NW Cruise Line, L.L.C.                               72-1446619         01-10977
DQCV, L.L.C. f/k/a Delta Queen Coastal Voyages, L.L.C.             72-1451156         01-10964
Cape Cod Light, L.L.C.                                             72-1451150         01-10962
Cape May Light, L.L.C.                                             72-1451148         01-10961
DQSB II, Inc.                                                      36-4133147         01-10974
AMCV Holdings, Inc.                                                72-1451155         01-10973
Ocean Development Co.                                              36-4243198         01-10972
Great Hawaiian Cruise Line, Inc.                                   36-3897706         01-10975
CAT II, Inc.                                                       72-1451157         01-10968
Great Independence Ship Co.                                        36-3897780         01-10969
Great Hawaiian Properties Corporation                              36-3897776         01-10971
American Hawaii Properties Corporation                             99-0327076         01-10976
AMCV Cruise Operations, Inc.                                       36-4365686         01-10967
TDQS Co. f/k/a The Delta Queen Steamboat Co.                       72-1245383         01-10970
Cruise America Travel, Incorporated,                               31-0963640         01-10966
Great AQ Steamboat, L.L.C.                                         72-1353482         01-10960
Great Ocean Cruise Line, L.L.C.                                    72-1351947         01-10959
Great River Cruise Line, L.L.C.                                    72-1353488         01-10963
DQSC Property Co.                                                  36-4233547         01-10965



                                    EXHIBIT 2

                               Converting Debtors


Debtor Name                                                         Tax Id            Case No.
-----------                                                        ----------         --------
American Classic Voyages Co.                                       31-0303330         01-10954
Great Pacific NW Cruise Line, L.L.C.                               72-1446619         01-10977
DQCV, L.L.C. f/k/a                                                 72-1451156         01-10964
Delta Queen Coastal Voyages, L.L.C.
Cape Cod Light, L.L.C.                                             72-1451150         01-10962
Cape May Light, L.L.C.                                             72-1451148         01-10961
DQSB II, Inc.                                                      36-4133147         01-10974
AMCV Holdings, Inc.                                                72-1451155         01-10973
Ocean Development Co.                                              36-4243198         01-10972
Great Hawaiian Cruise Line, Inc.                                   36-3897706         01-10975
CAT II, Inc.                                                       72-1451157         01-10968
Great Independence Ship Co.                                        36-3897780         01-10969
Great Hawaiian Properties Corporation                              36-3897776         01-10971
American Hawaii Properties Corporation                             99-0327076         01-10976


                                    EXHIBIT 3

                               Liquidating Debtors


Debtor Name                                                         Tax Id            Case No.
-----------                                                        ----------         --------
AMCV Cruise Operations, Inc.                                     36-4365686           01-10967
TDQS Co. f/k/a The Delta Queen Steamboat Co.                     72-1245383           01-10970
Cruise America Travel, Incorporated,                             31-0963640           01-10966
Great AQ Steamboat, L.L.C. 72-1353482 01-10960
Great Ocean Cruise Line, L.L.C.                                  72-1351947           01-10959
Great River Cruise Line, L.L.C.                                  72-1353488           01-10963
DQSC Property Co.                                                36-4233547           01-10965
